EXHIBIT 10.11

TEPPCO CRUDE OIL, LLC 100 N. BROADWAY, SUITE 2500 OKLAHOMA CITY, OK 73102 PHONE: (405) 239-7191 FAX: (405) 232-1815

DATE OF CONTRACT:	02/04/99	TEPPCO CRUDE OIL CONTRACT # P-990187
TEPPCO CRUDE OIL CONTACT: GREG HAMBRICK
CUSTOMER CONTRACT #:

ATTN:	NECIE TERRELL PIONEER NATURAL RESOURCES, INC. POST OFFICE BOX 3178 MIDLAND, TEXAS 79702-3178 PHONE: (915) 683-4768 FAX: (915) 571-5062
THIS AGREEMENT IS MADE BETWEEN TEPPCO CRUDE OIL, LLC (“TEPPCO CRUDE OIL ”) AND PIONEER NATURAL RESOURCES, INC. (“PIONEER”) WHEREBY PIONEER AGREES TO SELL AND DELIVER AND TEPPCO CRUDE OIL AGREES TO PURCHASE AND RECEIVE CRUDE OIL AND CONDENSATE UNDER THE TERMS AND CONDITIONS SET FORTH HEREIN.
PIONEER’S SALE AND DELIVERY TO TEPPCO CRUDE OIL

QUALITY:	WEST TEXAS INTERMEDIATE CRUDE OIL

QUANTITY:	EQUAL TO LEASES LISTED ON ATTACHMENT I. APPROXIMATELY 700 BARRELS PER DAY

DELIVERY:	1) INTO TEPPCO CRUDE PIPELINE, AT THE LEASE

2) INTO TEPPCO CRUDE OIL TRUCKS, AT THE LEASE

“PRICE:	1) KOCH OIL COMPANY’S WEST TEXAS INTERMEDIATE POSTED PRICE PLUS PLATT’S P-PLUS, PLUS OR MINUS PLATT’S MIDLAND DIFFERENTIAL MINUS THIRTY-SEVEN CENTS PER BARREL (-$0.37) PER BARREL GATHERING AND HANDLING

2) KOCH OIL COMPANY’S WEST TEXAS INTERMEDIATE POSTED PRICE PLUS PLATT’S P-PLUS, PLUS OR MINUS PLATTS MIDLAND DIFFERENTIAL MINUS FORTY-FOUR CENTS PER. BARREL (-$0.44) PER BARREL GATHERING AND HANDLING

*THE P-PLUS VALUE WILL BE THE MEAN OF THE DAILY AVERAGE OF PLATT’S POSTING PLUS WTJ PRICES QUOTED IN PLATT’S OILGRAM FROM THE 26TH OF THE MONTH TWO MONTHS PRIOR TO THE MONTH OF DELIVERY THROUGH THE 25TH OF THE MONTH ONE MONTH PRIOR TO DELIVERY (EXCLUDING WEEKENDS [ILLEGIBLE]).

*TERM:	COMMENCING JULY 1,1998, THROUGH JUNE 30,2001, THEREAFTER MONTH TO MONTH UNTIL EITHER PARTY PROVIDES THIRTY (30) DAYS ADVANCE WRITTEN NOTICE OF CANCELLATION

*PAYMENT:	PURCHASER WILL PAY SELLER BASED ON SELLER’S 100% INDEMNIFYING DIVISION ORDER, LESS TAXES. FUNDS WILL BE WIRED ON THE 20TH OR THE MONTH FOLLOWING DELIVERY TO BANK OF SELLER’S CHOICE. IF PAYMENT DUE DATE FALLS ON A SUNDAY OR MONDAY BANKING HOLIDAY, PAYMENT WILL BE EFFECTED ON THE FOLLOWING BUSINESS DAY. IF PAYMENT DUE DATE FALLS ON A SATURDAY OR A BANKING HOLIDAY OTHER THAN A MONDAY, PAYMENT WILL BE EFFECTED ON THE PRECEDING DAY.

*SPECIAL PROVISIONS:
1) THE CONTRACT STIPULATES THAT TEPPCO CRUDE OIL WILL PAY PIONEER ON THE BASIS OF ITS 100% DIVISION ORDER, LESS TAXES. TEPPCO CRUDE OIL AGREES TO HOLD THE BASIC DIVISION ORDER AND DISBURSE TO THE INTEREST OWNERS AT PIONEER’S REQUEST, PROVIDED THAT BOTH PARTIES MUTUALLY AGREE TO A FEE FOR THIS SERVICE.

2) PIONEER MAY, WITH ADEQUATE NOTICE TO TEPPCO CRUDE OIL, ELECT TO CHANGE THE PRICING BASIS FROM THE “PLATT’S P-PLUS” FORMULA TO ANOTHER FORMULA MUTUALLY AGREEABLE TO BOTH PARTIES. IN ANY CA THE TRANSPORTATION RATES STIPULATED IN THIS CONTRACT WILL NOT CHANGE OVER THE SPECIFIED TERM.
GENERAL TERMS AND CONDITIONS — ALL OTHER TERMS AND CONDITIONS NOT SPECIFICALLY STATED SHALL BE GOVERNED BY CONOCO, INC’S GENERAL PROVISIONS DATED JANUARY 1,1993, INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.
TEPPCO CRUDE OIL, LLC
100 N. BROADWAY, SUITE 2500
OKLAHOMA CITY, OK 73102
FAX: (405) 232-1815
THIS INSTRUMENT CONTAINS THE COMPLETE AGREEMENT OF BOTH PARTIES AND CANNOT BE MODIFIED UNLESS IN WRITING. THIS FAXED COMMUNICATION WILL SERVE AS THE FORMAL CONTRACT. PLEASE EXECUTE YOUR AGREEMENT BY RETURN FAX (405) 232-1815 TO TEPPCO CRUDE OIL, LLC, ATTN: KYLE LAFFOON, WITHIN FIVE (5) BUSINESS DAYS.
TEPPCO CRUDE OIL, LLC
BY /s/ Sam Brown
     SAM BROWN
     VICE PRESIDENT
PIONEER NATURAL RESOURCES, INC.
BY: /s/ Hershal K. Wolfe
 TITLE: DIRECTOR OF MARKETING
DATE: 9/20/99

TEPPCO
LSE #	LEASE NAME	CNTY/TX	PRICE CODE	EFF. DATE

16123	MURRAY L #1	MIDLAND	1	1/1/99
16124	MURRAY J	MIDLAND	1	1/1/99
16125	GOLLADAY S	MIDLAND	1	1/1/99
16144	BUCHANAN R # 2	MIDLAND	1	1/1/99
16145	BEAL SNYDER HEIRS #3	MIDLAND	1	1/1/99
16146	FASKEN K # 2	MIDLAND	1	1/1/99
16164	BRANHAM	MIDLAND	1	1/1/99
16165	FRANKLIN C	MIDLAND	1	1/1/99
16166	GOLLADAY	MIDLAND	1	1/1/99
16167	GOLLADAY D	MIDLAND	1	1/1/99
16168	BUCHANAN F	MIDLAND	1	1/1/99
16171	ROBERSON E	MIDLAND	1	1/1/99
16182	FASKEN G	MIDLAND	1	1/1/99
16184	TXL B	MIDLAND	1	1/1/99
16194	CRAWFORD F	MIDLAND	1	1/1/99
16214	TXL -C-	MIDLAND	1	1/1/99
43502	FASKEN H	MIDLAND	1	1/1/99
43612	FASKEN O	MIDLAND	1	1/1/99
43760	TEXAS TEN B	MIDLAND	2	1/1/99
43761	TEXAS TEN D	MIDLAND	2	1/1/99
43762	TEXAS TEN E	MIDLAND	2	1/1/99
43763	TEXAS TEN F	MIDLAND	2	1/1/99
43764	TEXAS TEN H	MIDLAND	2	1/1/99
43765	TEXAS TEN I	MIDLAND	2	1/1/99
43766	TEXAS TEN L	MIDLAND	2	1/1/99
43767	TEXAS TEN M	MIDLAND	2	1/1/99
43768	TEXAS TEN N	MIDLAND	2	1/1/99
43769	TEXAS TEN O	MIDLAND	2	1/1/99
43770	TEXAS TEN P	MIDLAND	2	1/1/99
43771	TEXAS TEN Q	MIDLAND	2	1/1/99
43772	BRADFORD A #1	MIDLAND	2	1/1/99
43773	BRADFORD E & I	MIDLAND	2	1/1/99
43775	BRADFORD K 1 & 2	MIDLAND	2	1/1/99
43777	BRADFORD N	MIDLAND	2	1/1/99
43778	BRADFORD #1	MIDLAND	2	1/1/99
43779	TEXAS TEN	MIDLAND	2	1/1/99
PRICE CODE:
         1     KOCH WTI + PLATT’S MIDLAND P+ AVG LESS $0.37
         2     KOCH WTI + PLATT’S MIDLAND P+ AVG LESS $0.44

TEPPCO CRUDE OIL, LLC	PIONEER NATURAL RESOURCES
ATTACHMENT I	CONTRACT NO. P-990187
CONTRACT DATED: FEBRUARY 3, 1999

TEPPCO
LSE #	LEASE NAME	CNTY/TX	PRICE CODE	EFF. DATE

16008	BRYANT B	MIDLAND	1	1/1/99
16014	WINKLEMAN	MIDLAND	1	1/1/99
16021	WILLIS B	MIDLAND	1	1/1/99
16022	WINKLEMAN B	MIDLAND	1	1/1/99
16025	MRS. O.P. BUCHANAN, ETAL	MIDLAND	1	1/1/99
16026	FASKEN C	MIDLAND	1	1/1/99
16027	O.P. BUCHANAN	MIDLAND	1	1/1/99
16028	O.P. BUCHANAN A	MIDLAND	1	1/1/99
16029	O.P. BUCHANAN B	MIDLAND	1	1/1/99
16030	O.P. BUCHANAN C	MIDLAND	1	1/1/99
16031	FASKEN A/MURAY K UNIT	MIDLAND	1	1/1/99
16033	GOLLADAY C	MIDLAND	1	1/1/99
16035	GOLLADAY A	MIDLAND	1	1/1/99
16036	GOLLADAY B	MIDLAND	1	1/1/99
16037	GOLLADAY C-2	MIDLAND	1	1/1/99
16038	HUTT A	MIDLAND	1	1/1/99
16039	HUTT	MIDLAND	1	1/1/99
16040	FASKEN E	MIDLAND	1	1/1/99
16041	FASKEN F	MIDLAND	1	1/1/99
16043	TXL A	MIDLAND	1	1/1/99
16044	HUTT B	MIDLAND	1	1/1/99
16045	HUTT C	MIDLAND	1	1/1/99
16046	HUTT D	MIDLAND	1	1/1/99
16047	WINKLEMAN	MIDLAND	1	1/1/99
16048	GOLLADAY I	MIDLAND	1	1/1/99
16049	GOLLADAY K	MIDLAND	1	1/1/99
16050	GOLLADAY J	MIDLAND	1	1/1/99
16051	BEAL SNYDER B & C	MIDLAND	1	1/199
16052	FASKEN I	MIDLAND	1	1/1/99
16053	OLDHAM A	MIDLAND	1	1/1/99
16054	OLDHAM	MIDLAND	1	1/1/99
16057	OLDHAM B	MIDLAND	1	1/1/99
16058	ROBERSON A	MIDLAND	1	1/1/99
16059	FASKEN J	MIDLAND	1	1/1/99
16060	FASKEN K	MIDLAND	1	1/1/99
16061	FASKEN L	MIDLAND	1	1/1/99
16062	FASKEN N	MIDLAND	1	1/1/99
16064	EVANS B	MIDLAND	1	1/1/99
16065	EVANS C	MIDLAND	1	1/1/99
16068	BUCHANAN H	MIDLAND	1	1/1/99
16070	FRANK	MIDLAND	1	1/1/99
16071	ROBERSON D	MIDLAND	1	1/1/99
16074	CRAWFORD C	MIDLAND	1	1/1/99
16075	CRAWFORD A	MIDLAND	1	1/1/99
16076	SALLY	MIDLAND	1	1/1/99
16077	SALLY A	MIDLAND	1	1/1/99
16078	SALLY B	MIDLAND	1	1/1/99
16079	SALLY C	MIDLAND	1	1/1/99
16080	BEAL SNYDER G	MIDLAND	1	1/1/99
16081	BERMAN A & B	MIDLAND	1	1/1/99
16082	WILLIS D	MIDLAND	1	1/1/99
16083	MCALISTER P	MIDLAND	1	1/1/99
16091	BRANHAM A # 1	MIDLAND	1	1/1/99
16092	WILLIS E	MIDLAND	1	1/1/99
16093	BEAL SNYDER H	MIDLAND	1	1/1/99
16097	BRIDGEWATER B 1 & 2	MIDLAND	1	1/1/99
16098	CRAWFORD J	MIDLAND	1	1/1/99
16101	LAY B	MIDLAND	1	1/1/99
16102	MCALISTER R	MIDLAND	1	1/1/99
16103	WILLIS A	MIDLAND	1	1/1/99
16106	WILLIS F	MIDLAND	1	1/1/99
16108	CRAWFORD K & L	MIDLAND	1	1/1/99
16109	MCALISTER “S”	MIDLAND	1	1/l/99
16111	TINNEY	MIDLAND	1	1/1/99
16112	WINKLEMAN “C”	MIDLAND	1	1/1/99
16113	CRESPI Q	MIDLAND	1	1/1/99
16114	FASKEN Z	MIDLAND	1	1/1/99
16115	CRESPI S	MIDLAND	1	1/1/99
16116	CASSIDY B & C	MIDLAND	1	1/1/99
16117	BEAL SNYDER F # 2	MIDLAND	1	1/1/99
16120	BUCHANAN V	MIDLAND	1	1/l/99
16121	GOLLADAY Q	MIDLAND	1	1/1/99
16122	BUCHANAN W	MIDLAND	1	1/1/99

210 [ILLEGIBLE], Suite 1800
Oklahoma City, OK 73102
Phone: (405) 239-7191
FAX: (405) 502-1251

October 26, 2008	TEPPCO Contact: Laynce Nix TEPPCO Contract #: PNR-P06118065-W Pioneer Natural Resources, USA, Inc. Contract #: OIL-10570
(Please Supply)

Company:	Pioneer Natural Resources, USA, Inc.
Marketer:	Deb Stewart
P.O. Box 3178
Midland, TX 79702

FAX Number:	(972) 969-3587
Pioneer’s Sale and Delivery to TCO
This agreement (“Original Agreement”) is made between TEPPCO Crude Oil, L.P, (“TCO”) and Pioneer Natural Resources, USA, Inc. (“Pioneer”) whereby Pioneer agrees to sell and deliver and TCO agrees to purchase and receive crude oil and/or condensate under the terms and conditions set forth herein:

1. Quality:	West Texas Intermediate Crude Oil

2. Quantity:	Equal to leases listed on Exhibit A

3. Delivery:	Into TEPPCO trucks or pipeline, at the lease

4. Price:	ConocoPhillips Company’s West Texas Intermediate Crude Oil Posted Price deemed 40° gravity and deemed delivered in equal daily quantities plus the average of the daily high and low quotes for WTI P-Plus for the month of delivery in Platt’s Crude Oil Market Wire “Crude Price Assessments” based on pricing assessed for the days the U.S. crude market is open (weekends and U.S. holidays excluded) during the period beginning with the 26th day of the month that is two months prior to the month of delivery through and including the 25th day of the month that is immediately prior to the month of delivery, provided, however, that if the first day of the period falls on a day on which the U.S. crude oil market is closed, the period shall begin on the first trading day thereafter, and if the last day of the period falls on a day on which the U.S. crude oil market is closed, the period shall end on the last trading day prior thereto, minus the Platt’s WTI (Midland) vs WTI (Cushing) differential based on the same reported period minus twenty-five cents ($0.25) per barrel.

5. Term:	Commencing November 1, 2006 through April 30, 2007, thereafter month to month until either party provides thirty (30) days advance written notice of cancellation.

6. Payment:	Payment shall be made by check via TCO’s Royalty System on or before the 20th of the month following delivery

7. General Terms and Conditions:	All other terms and conditions not specifically stated shall be governed by TEPPCO Crude Oil. L.P.’s General Provisions attached hereto and made a part hereof.
Please acknowledge by return FAX/mail your acceptance and agreement to the terms stated herein. Photocopies and faxes of signed copies of the Original Agreement shall have the same force and effect as signed originals. Unless we receive from you written notice of objection within three (3) business days, this Original Agreement shall constitute a final and complete contract binding upon both parties, shall supersede all prior written and oral communications by either party and between the parties regarding the subject matter of this contract and cannot be modified unless in writing. If you have any questions, please call Christy Borelll, (405) 239-5796.

TEPPCO Crude Oil, L.P.		TEPPCO Crude Oil, L.P.

By TEPPCO Crude GP, LLC		By TEPPCO Crude GP, LLC
Its general partner		Its general partner

By:	/s/ Joe Simon	By	/s/ Glen Smith

Joe Simon		Glen Smith
Vice President, Crude Supply and Marketing		Vice President, Crude Supply and Marketing

Pioneer Natural Resources, USA, Inc.

By:		/s/ Hershal K. Wolfe

Tittle:		Hershal K. Wolfe
Director of Worldwide
Marketing
Date:	12/21/06

TEPPCO CRUDE OIL, L.P.	PIONEER NATURAL RESOURCES
EXHIBIT A	CONTRACT DATED: OCTOBER 26, 2006
CONTRACT NO.I PNR-P06118065-W

					LEASE
TEPPCO					EFFECTIVE
LEASE # LEASE NAME	COUNTY	RRC#	TRANSPORTER	AMOUNT	DATE
44885 BETH A& BETH E	MIDLAND	COMM 5747	TCO TRUCK	-$0.25	11/01/06
16017 BUCHANAN J	MIDLAND	22168	TCO PIPELINE	-$0.25	11/01/06
43830 BUCHANAN M	MIDLAND	33016	TCO TRUCK	-$0.25	11/01/06
43831 BUCHANAN O	MIDLAND	32972	TCO TRUCK	-$0,25	11/01/06
44883 BUCHANAN P	MIDLAND	33035	TCO TRUCK	-$0.25	11/01/06
43832 BUCHANAN Q	MIDLAND	32989	TCO TRUCK	-$0,25	11/01/06
16090 CRESPI L	MIDLAND	32110	TCO PIPELINE	-$0.25	11/01/06
16105 CRESPI R	MIDLAND	32941	TCO PIPELINE	-$0.25	11/01/06
18180 DONOVAN C.	MIDLAND	22255	TCO PIPELINE	-$0,25	11/01/06
16098 DONOVAN E	MIDLAND	32239	TCO PIPELINE	-$0.25	11/01/06
18222 DONOVAN F	MIDLAND	32560	TCO PIPELINE	-$0.25	11/01/06
43892 GOLLADAY P	MIDLAND	31605	TCO TRUCK	-$0.25	11/01/06
43828 GOLLADAY P 3	MIDLAND	31605	TCO TRUCK	-$0.25	11/01/06
44884 HARTGROVE CTB A,B,C,D,E,F	REAGAN	COMM 7344	TCO TRUCK	-$0.25	11/01/06
43834 HEIDELBERG A	MIDLAND	33074	TCO TRUCK	-$0.25	11/01/06
44882 HUTCHISON D	MIDLAND	33711	TCO TRUCK	-$0.25	11/01/06
44887 JUDKINS C & JUDKINS D	GLASSCOCK	COMM 5746	TCO TRUCK	-$0.25	11/01/06
16086 KING A	MIDLAND	31664	TCO PIPELINE	-$0.25	11/01/06
49335 KING B	MIDLAND	32498	TOC TRUCK	-$0.25	11/01/06
43840 LEONARD B	MIDLAND	34265	TCO TRUCK	-$0.25	11/01/06
43838 MARION A	MIDLAND	31429	TCO TRUCK	-$0.25	11/01/06
43841 MARION B	MIDLAND	33041	TCO TRUCK	-$0.25	11/01/06
16055 MCALISTER H	MIDLAND	28843	TCO PIPELINE	-$0.25	11/01/06
18084 MCALISTER O	MIDLAND	31576	TCO PIPELINE	-$0.25	11/01/06
16095 MCALISTER Q	MIDLAND	32225	TCO PIPELINE	-$0.25	11/01/06
44895 NORTH PEMBROOK SPRAYBERRTY TR 26	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44902 NORTH PEMBROOK SPRAYBERRYTR 26A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44903 NORTH PEMBROOK SPRAYBERRY TR 50A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44904 NORTH PEMBROOK SPRAYBERRY TR 72A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44905 NORTH PEMBROOK SPRAYBERRY TR 91A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44906 NORTH PEMBROOK SPRAYBERRY TR 92A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44907 NORTH PEMBROOK SPRAYBERRY TR 25A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44908 NORTH PEMBROOK SPRAYBERRY TR 49A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44909 NORTH PEMBROOK SPRAYBERRY TR 23A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44910 NORTH PEMBROOK SPRAYBERRY TR 63A	UPTON	03913	TCO TRUCK	-$0.25	11/01/06
44876 POWELL C 1	UPTON	10571	TCO TRUCK	-$0.25	11/01/06
16087 RAGGETT C	MIDLAND	31475	TCO PIPELINE	-$0.25	11/01/06
43837 RAGGETT D	MIDLAND	33147	TCO TRUCK	-$0.25	11/01/06
43848 STOUT B	REAGAN	12184	TCO TRUCK	-$0,25	11/01/06
44877 STOUT G	REAGAN	12304	TCO TRUCK	-$0.25	11/01/06
44880 TXL D	MIDLAND	31816	TCO TRUCK	-$0.25	11/01/06
44879 TXL QQ	MIDLAND	06503	TCO TRUCK	-$0.25	11/01/06
44878 TXL UU	GLASSCOCK	33712	TCO TRUCK	-$0.25	11/01/06
43849 WINDHAM Q	UPTON	13053	TCO TRUCK	-$0.25	11/01/06
44886 WRAGE HENDERICKSON & WRANGE HENDERICKSON A	GLASSCOCK	COMM 5651	TCO TRUCK	-$0.25	11/01/06

TEPPCO CRUDE OIL L.P.
GENERAL TERMS AND CONDITIONS
REVISED: AUGUST 24, 2005
A.	Measurement and Tests:

All measurements hereunder shall be made from static tank gauges on 100 percent tank table basis or by positive displacement meters. All measurements and tests shall be made in accordance with the latest ASTM or ASME-API (Petroleum PD Meter Code) published methods then in effect, whichever apply. Volume and gravity shall be adjusted to 60 degrees Fahrenheit by the use of Table 6A and 5A of the Petroleum Measurement Tables ASTM Designation D1250 in their latest revision. The Product delivered hereunder shall be marketable and acceptable in the applicable common or segregated stream of the Carriers involved but not exceed 1% S&W. Full deduction for all free water and S&W content shall be made according to the API/ASTM Standard Method then in effect. Either Party shall have the right to have a representative witness all gauges, tests, and measurements. In the absence of the other Party’s representative, such gauges, tests and measurements shall be deemed to be correct.

B.	Warranty:

The Seller represents and warrants that: (1) it has good title to all Product sold and/or delivered hereunder, (2) the Product is free from adverse claims of any kind whatsoever, including but not limited to, royalties, liens, encumbrances and all applicable foreign, federal, state and local taxes, (3) the Product has been produced, handled and transported in accordance with all applicable laws, orders and regulations of all governmental authorities, and (4) the Product delivered shall not be contaminated by chemicals foreign to virgin Product including, but not limited to chlorinated and/or oxygenated hydrocarbons and lead. Buyer shall have the right, without prejudice to any other remedy available to Buyer, to reject and return to Seller any quantities of Product which are found to be so contaminated, even after delivery to Buyer. Seller shall furnish, at no cost to Buyer, evidence of title satisfactory to Buyer. If Seller receives proceeds hereunder on behalf of, on the account of or belonging or owing to any other person or entity (including, without limitation, owners of working interest, royalty interest, overriding royalty interests, production payments, otter interests in lands, leases or production or governmental taxing authorities), it shall promptly make full and proper settlement to each such person or entity. Seller shall defend, indemnify and hold Buyer and its affiliated, directors, officers, employees, agents and harmless from and against any and all claims, liabilities, demands, actions, causes of action, costs, losses, damages, and expenses of every character (including, without limitation, court costs, reasonable attorneys’ fees, and costs required to investigate, handle, respond to or defend any such claims, demands, or actions) arising from or in any way relating to adverse claims regarding Seller’s title to or ownership of the Product Buyer may withhold that portion of the proceeds due hereunder reasonably related to any adverse claim to title to the Product, without interest or damages, until such claim is finally determined. SUCH INDEMNIFICATION SHALL APPLY NOTWITHSTANDING SUCH ACT MAY OCCUR IN THE FUTURE, IT BEING THE INTENT OF THE PARTIES HERETO THAT SUCH INDEMNIFICATION SHALL APPLY TO ALL SUCH ACTS.

C.	Rules and Regulations:

The terms, provisions and activities undertaken pursuant to this Contract shall be subject to all applicable laws, orders and regulations of all governmental authorities. If any time a provision hereof violates any such applicable laws, orders or regulations, such provision shall be voided and the remainder of this Contract shall continue in full force and effect unless terminated by either Party upon giving written notice to the other Party hereto. If applicable, the Parties shall comply with all provisions (as amended) of the Equal Opportunity Claused prescribed in 41 C.F.R.60-1.4; the Affirmative Action Clause for disabled veterans and veterans of the Vietnam Era prescribed in 41 C.F.R. 60-250.4; the Affirmative Action Clause for Handicapped Workers prescribed in 41 C.F.R.60-741.4; 48 C.F.R. Chapter 1 Utilization of Labor Surplus Area Concerns; Executive Order 12138 and regulations thereunder regarding subcontracts to women-owned business concerns; Affirmative Action Compliance Program (41 C.F.R. 60-1,40); annually file SF-100 Employer information Report (41 C.F.R. 60-1.7): 41 C.F.R. 60-1.8 prohibiting segregated facilities: and the Fair Labor Standards Act of 1938 as amended, all of which are incorporated in this Contract by reference.

D.	Hazard Communication:

Seller shall provide its Material Safety Data Sheet (“MSDS”) to Buyer. Buyer acknowledges the hazards and risks in handling and using Product. Buyer shall read the MSDS and advise its employees, its affiliated, and third parties, who may purchase or come into contact with such Product, about the hazards of Product, as well as the precautionary procedures for handling Product, which are set forth in such MSDS and any supplementary MSDS or written warning(s) which Seller may provide to Buyer from time to time.

E.	Force Majeure:

Except for payment due hereunder, either Party hereto shall be relieved from liability for failure to perform hereunder for the duration and to the extent such failure is occasioned by war, riots, insurrections, fire, explosions, sabotage, strikes, and other labor or industrial disturbances, acts of God or the elements, governmental laws, regulations, or requests, disruption or breakdown of production or transportation facilities, delays of pipeline Carrier in receiving and delivering Product tendered, or by any other cause, whether similar or not, reasonably beyond the control of such Party. Any such failures to perform shall be remedied with all reasonable dispatch, but neither Party shall be required to supply substitute quantities from other sources of supply. Failure to perform due to events of Force Majeure shall not extend the terms of this Contract. Notwithstanding the above, and in the event that this Contract is an associated purchase/sale, or exchange of Product, the Parties shall have the rights and obligations described below in the following circumstances: (1) If, because of Force Majeure, the Party declaring Force Marjeure (the “Declaring Party”) is unable to deliver part or all of the quantity of Product which the Declaring Party is obligated to deliver under this Contract, the other Party (the “Exchange Partner”) shall have the right but not the obligation to reduce its deliveries of Product under the same agreement by an amount not to exceed the number of Barrels of Product that the Declaring Party fails to deliver, and (2) If, because of Force Majeure, the Declaring Party is unable to take delivery of part or all of the quantity of Product to be delivered by the Exchange Partner under the agreement, the Exchange Partner shall have the right but not the obligation to reduce its receipts of Product under the agreement by an amount not to exceed the number of Barrels of Product which the Declaring Party fails to take delivery.

F.	Payment:

Unless otherwise specified in this main body of this Contract: (1) Buyer shall make payment against Seller’s invoice for the Product purchased hereunder to a bank designated by Seller in U.S. dollars by telegraphic transfer in immediately available funds, (2) Payments will be due on or before the 20th day of the month following the month of delivery, (3) Payments will be made by wire transfer or other manner agreed upon in writing, (4) If a payment due date is on a Saturday or on a bank holiday other than a Monday, payment shall be due on the preceding day or if the 20th is a Sunday or a Monday bank holiday, the payment is due the succeeding banking day. (5) All past due payments hereunder shall bear interest from the date due until paid at a rate equal to the lesser of (I) a per annum rate equal to the prime rate of interest charged by Citibank, N.A. (or its successors) plus five percent (5%) or (ii) the maximum non-usurious rate of interest permitted to be charged under applicable law.

G.	Financial Responsibility:

Notwithstanding anything to the contrary in this Contract, should Seller reasonably believe it necessary to assure payment, Seller may at any time require, by written notice to Buyer, advance cash payment or satisfactory security in the form of a Letter or Letters of Credit at Buyer’s expense in a form and from a bank acceptable to Seller to cover any or all deliveries of Product. If Buyer does not provide the Letter of Credit on or before the date specified in Seller’s notice under this Paragraph G, Seller or Buyer may terminate this Contract forthwith. However, if a Letter of Credit is required under the main body of this Contract and Buyer does not provide same, then Seller only may terminate this Contract forthwith. In no event shall Seller be obligated to schedule or complete delivery of the Product until said Letter of Credit is found acceptable to Seller. Each Party may offset any payments or deliveries due to the other Party under this or any other Agreement between the Parties. If a Party to this Agreement should (1) become the subject of bankruptcy or other insolvency proceedings, or proceedings for the appointment of a receiver, trustee or similar official, (2) become generally unable to pay its debts as they become due, or (3) make a general assignment for the benefit of creditors, the other Party may withhold shipments without notice.

H.	Liquidation:
(1)	Right to Liquidate. At any time after the occurrence of one or more of the events described in the last sentence of Paragraph G above, the other Party (the “Liquidating Party”) shall have the right, at is sole discretion, to liquidate this Contract by terminating this Contract. Upon termination, the Parties shall have no further rights or obligations with respect to this Contract, except for the payment of the amount(s) (the “Settlement Amount” or “Settlement Amounts”) determined as provided in Paragraph H(3).

(2)	Multiple Deliveries. If this Contract provided for multiple deliveries of one or more types of Product in the same or different delivery months, or for the purchase or exchange of Product by the Parties, all deliveries under this Contract to the same Party at the same delivery location during a particular delivery month shall be considered a single commodity transaction (“Commodity Transaction”) for the purpose of determining the Settlement Amount(s). If the Party elects to liquidate this Contract, the Liquidating Parry must terminate all Commodity Transactions under this Contract

(3)	Settlement Amount. With respect to each terminated Commodity Transaction, the Settlement Amount shall be equal to the contract quantity of Product, multiplied by the difference between the contract per Barrel specified in this Contract (the “Contract Price”) and the market price per Barrel of Product on the date the Liquidating Party terminates this Contract (the “Market Price”). If the Market Price exceeds the Contract Price in a Commodity Transaction, the selling Party shall pay the Settlement Amount to the buying Party. If the Market Price is less than the Contract in a Commodity Transaction, the buying Party shall pay the Settlement Amount to the selling Party. If the Market Price is equal to the Contract Price in a Commodity Transaction, no Settlement Amount shall be due.

(4)	Termination Date. For the Purpose of determining the Settlement Amount the date on which the Liquidating Party terminates this Contract shall be deemed to be (a) the date on which the Liquidating Parry sends written notice of termination to the Defaulting Party, if such notice of termination is sent by telex or facsimile transaction; or (b) the date on which the Defaulting Party receives written notice of termination from the Liquidating Party, if such notice of termination is given by United States mail or a private mail delivery service.

(5)	Market Price, Unless otherwise provided in this Contract, the Market Price sold or exchanged under this Contract shall be the price for Product for the delivery month specified in this Contract and at the delivery location that corresponds to the delivery locations specified in this Contract, as reported in Platt’s Oilgram Price Report (“Platt’s”) for the date on which the Liquidating Party terminates this Contract. If Platt’s reports a range of prices for Product on that date, the Market Price shall be the arithmetic average of the high and low prices reported by Platt’s If Platt’s does not report prices for the Product being sold under this Contract, the Liquidating Party shall determine the Market Price of such Product in a commercially manner, unless otherwise provided in this Contract.

(6)	Payment of Settlement Amount. Any Settlement Amount due upon termination of this Contract shall be paid in immediately available funds within two business days after the Liquidating Party terminates this Contract. However, if this Contract provides for more than one Commodity Transaction, or if Settlement Amounts are due under other agreements terminated by the Liquidating Party, the Settlement Amounts are due to each Party for such Commodity Transactions and/or agreements shall be aggregated. The Party owing the net amount after such aggregation shall pay such net amount to the other Party in immediately available funds within two business days after the date on which the Liquidating Party terminates this Contract.

(7)	Miscellaneous. This paragraph H shall not; limit the rights and remedies available the Liquidating Party by law or under other provisions of this Contract. The Parties hereby acknowledge that this Contract constitutes a forward contract for purposes of Section 556 of the U.S. Bankruptcy Code.
I.	Equal Daily Deliveries:

For pricing purposes only, unless otherwise specified in the main body of this Contract, all Product delivered hereunder during any calendar month shall be considered to have been delivered in equal daily quantities during such calendar month.

J.	Exchange Balancing:

If volumes are exchanges, each Party shall be responsible for maintaining the exchange in balance on a month-to-month basis, as near as pipeline or other transportation conditions will permit. In all events upon termination of this Contract and after all monetary obligations under this Contract have been satisfied, any volume imbalance existing at the conclusion of this Contract, limited to the total contract volume, will be settled by the underdelivering Party, unless mutually agreed to the contrary. The request to schedule all volume imbalances must be confirmed in writing by one Party or both Parties. Volume imbalances confirmed by the 20th of the calendar month shall be delivered during the calendar month after the volume imbalance is confirmed. Volume in balances confirmed after the 20th of the calendar mouth shall be delivered during the second calendar month after the volume imbalance is confirmed.

K.	Delivery, Title, and Risk of Loss:

For lease delivery locations, delivery of the Product to the Buyer shall be effected as the Product passes the last permanent delivery flange and/or meter connecting the Seller’s lease/unit storage tanks or processing facilities to the Buyer’s Carrier. For delivery locations other than lease/unit delivery locations, delivery facility designated by the Seller to the Buyer’s Carrier. If delivery is by in-line transfer, delivery of the Product to the Buyer shall be effected at the particular pipeline facility designated in this Contract. Title to and risk of loss of the Product shall pass from the Seller to the Buyer upon delivery. Each Party shall defend, indemnify and hold the other Party and its affiliated, directors, officers, employees, and agents harmless from and against any and all claims, liabilities, demands, actions, causes of action, costs, losses, damages, and expenses of every character (including, without limitation, court costs, reasonable attorney fees and costs required to investigate, handle, respond to or defend any such claims, demands, or actions relating to the ownership, control and/or handling of the Product while it has risk of loss, except to the extent caused by the other Party’s negligence.

L.	Audit:

Each Party, on execution of the other’s confidentiality agreement, shall have the right to review the records of the other during normal business hours to the extent necessary to verify the accuracy of any statement, charge, computation, or demand made pursuant to this Contract, and shall have the right to obtain payment for, or shall pay, as applicable, any verifiable inaccuracy found; provided, however, any statement shall be final as to the Parties unless questioned within two (2) years of the date of such statement. The sole and exclusive remedy and measure of damages for any improper payments under this Contract shall be the amount of overpayment or underpayment, as the case may be, during the two (2) year period immediately preceding the date on which a statement delivered hereunder was questioned in writing.

M.	Necessary Documents:

Upon requests, each Party shall furnish all substantiating documents incident to the transaction, including a Delivery Ticket for each volume delivered and an Invoice for any month in which the sums are due.

N.	Division Orders:

If either Party signs a division order in favor of the other party pertaining to the object of this Contract, the terms of this Contract shall control in the event of any conflict. If under such division order or other agreement: (1) Seller is being disbursed 100% of the proceeds of production, it hereby assumes liability and shall be responsible for payment of any and all proceeds from the sale of production to all rightful owners, including, without limitation, working interest, royalty and overriding royalty interest owners and other payments due or to become due on the production and, if such disbursed proceeds are inclusive of taxes, all taxes applicable to the production, purchase, sale, storage or transportation of production, including, without limitation, severance taxes, to the proper governmental authorities and (2) Seller has requested Buyer to disburse the proceeds of production, Buyer will disburse proceeds as the Seller directs.

O.	Term:

Unless otherwise specified in the main body of this Contract, delivery months at 7:00 a.m. on the first day of the calendar month and end at 7:00 a.m. on the first day of the following calendar month.

P.	Governing Law:

This Contract and the performance hereof shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to any conflict of laws provision thereof that would otherwise require the application of the law of any other jurisdiction. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

Q.	Attorney’s Fees:

In the event litigation arising out of this Contract is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

R.	Damage Waiver:

Both parties expressly agree that neither party shall be liable for special, indirect, punitive or consequential damages whether under contract, tort, strict liability or otherwise, except to the extent any such party suffers damages to an unaffiliated third-party in connection with a third-party claim for which a party is entitled to indemnification hereunder, in which event such damages shall be recoverable.
S.	Waiver:
No course of dealing and no delay on the part of either Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Party’s rights, powers or remedies. No term or condition of this Contract shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Contract except by written instrument of the Parties charged with such waiver or estoppel. The waiver of any breach of any term, condition or provision of this Contract shall not be construed as a waiver of any prior, concurrent or subsequent breach of the same or any other term, condition or provision hereof.
T.	Assignment:
This Contract shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but neither this Contract nor any of the rights, interests or obligations hereunder shall be assigned by either Party (whether by operation of law, merger, consolidation or otherwise) without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, upon the giving of written notice to the other Party, either Party may assign this Contract to an affiliate of such Party without the consent of the other Party. No assignment of this Contract shall in any way operate to enlarge, alter, or change any right or obligation of the other Party hereto and shall not be effective or binding on the other Party until a copy of the same has been delivered to the other Party. This Contract, including any and all renewals, extensions, amendments and/or supplements hereto, shall be binding upon any purchaser or assignee of the Leases, or any part thereof or interest therein. Any Party assigning its interest shall remain responsible for any nonperformance hereunder. This Contract shall constitute a real property right and covenant running with the Leases.
U.	Captions:
The headings of the paragraphs, sections and other subdivisions of this Contract are included for convenience only and shall not constitute part of this Contract or affect the construction or interpretation hereof or thereof.
V.	Amendments:
This Contract may not be effectively amended, changed, modified, altered or terminated, except as provided herein, without the written consent of the Parties and such consent shall be effective only in the specific instance and for the specific purpose for which it is given.
W.	No Third Party Beneficiaries:
This Contract shall be only for the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, it being the intention of the parties hereto that no third party shall be deemed a third party beneficiary of this Contract.
X.	Entire Agreement:
This Contract contains the entire agreement of the Parties. This Contract may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no oral agreements between the Parties.
Y.	Survival:
Any obligation owed by a Party to the other Party under this Contract, including indemnification obligations, shall survive termination of this Contract.

Z.	Definition:
Unless the context requires otherwise, terms defined in the text of this Contract shall have the meaning indicated and the terms listed below have the following meanings:
“API” - means the American Petroleum Institute.
“ASME” - means the American Society of Mechanical Engineers.
“ASTM” - means the American Society for Testing Materials.
“Barrel” - means 42 U.S. gallons of 231 cubic inches per gallon corrected to 60 degrees Fahrenheit.
“Carrier” - means a pipeline, barge, truck or other suitable transporter of Product.
“Product”- means crude oil or condensate, as appropriate.
“Delivery Ticket”- means a shipping/loading document stating the type and quality of Product delivered, the volume delivered and method of measurement, the corrected specific gravity, temperature, and S&W content.
“Invoice” - means a statement setting forth at least the following information: The date of delivery under the transaction, the location(s) of delivery; the volume(s); price(s); the specific gravity and gravity adjustments to the price(s) (where applicable); and the term(s) of payment.
“S&W”- means sediment and water.